EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144156 on Form S-8 of our report dated March 10, 2008, relating to the consolidated financial statements and the effectiveness of Abington Bancorp, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Abington Bancorp, Inc. for the year ended December 31, 2007.

/s/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP
Harrisburg, Pennsylvania
March 12, 2008